EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2018-C46 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Argentic Services Company LP, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, AEGON USA Realty Advisors, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan prior to March 12, 2021, Situs Holdings, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan on and after March 12, 2021, Wilmington Trust, National Association, as Trustee for the Fair Oaks Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fair Oaks Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fair Oaks Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fair Oaks Mall Mortgage Loan on and after November 1, 2021, LNR Partners, LLC, as Special Servicer for the Constitution Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Constitution Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Constitution Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Constitution Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Constitution Plaza Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Torrance Technology Campus Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Torrance Technology Campus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Torrance Technology Campus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Torrance Technology Campus Mortgage Loan on and after November 1, 2021, Torchlight Loan Services, LLC, as Special Servicer for the Showcase II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Showcase II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Showcase II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Showcase II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Showcase II Mortgage Loan on and after November 1, 2021, Torchlight Loan Services, LLC, as Special Servicer for the Town Center Aventura Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Town Center Aventura Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Town Center Aventura Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Town Center Aventura Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Town Center Aventura Mortgage Loan on and after November 1, 2021, Argentic Services Company LP, as Special Servicer for the Conway Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Conway Commons Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Conway Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Conway Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Conway Commons Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Building 1 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Towers II - Building 1 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 1 Mortgage Loan, Citibank, N.A., as Custodian for the Moffett Towers II - Building 1 Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 1 Mortgage Loan.

Dated: March 11, 2022

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)